Exhibit 99.1

Contact:	Monica Martines (216) 441-7346
Cherie Skoczen (216) 429-5194

For release Monday, April 28, 2008

TFS Financial Corporation Declares Second Dividend

(Cleveland, OH – April 28, 2008) – TFS Financial Corporation (NASDAQ: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland, announced today that the Board of Directors has declared the Company’s second quarterly cash dividend of $0.05 per share, payable on May 27, 2008 to stockholders of record on May 13, 2008. Third Federal Savings and Loan Association of Cleveland, MHC, has waived its right to receive the dividend on the 227,119,132 shares of common stock it owns.